FOR IMMEDIATE RELEASE

CONTACT:          Joseph Looney
                  Chief Financial Officer
                  Telephone:  (631) 951-7060
                  Fax: (631) 951-7639
                  email: jlooney@mecnet.com


                     MANCHESTER TECHNOLOGIES, INC. ANNOUNCES
                  FISCAL THIRD QUARTER AND NINE MONTH RESULTS


         HAUPPAUGE, NEW YORK - June 5, 2002- Manchester Technologies Inc. (NASDAQ NM: MANC), a leading computer and network solutions provider, today announced financial results for its third fiscal quarter and nine months ended April 30, 2002.

         Revenues for the quarter were $65.1 million as compared with $68.6 million for the comparable quarter last year. Earnings for the quarter were $364,000 or $0.05 per diluted share as compared with $665,000 or $0.08 per diluted share reported a year ago. Weighted average common shares outstanding used for the computation of diluted earnings per share were 7,992,000 and 8,005,000, respectfully.

         Revenues for the nine months were $194.8 million as compared with $220.6 million for the first nine months of last year. Earnings for the nine months were $901,000 or $0.11 per diluted share as compared with $1,327,000 or $0.16 per diluted share reported a year ago.

         Barry R. Steinberg, President and CEO of Manchester Technologies, Inc., stated, "We are pleased that we continue to remain profitable and grow our revenue from service offerings. Revenue from service offerings improved nicely with our recent acquisitions, Donovan Consulting Group, Inc. and e.Track Solutions, Inc., adding to our service revenue base and our more traditional service offerings providing strong contributions, as well. The slowdown in corporate technology spending continues with soft demand for product offerings."

          "Product margins remain better than last year as we utilize our healthy cash position and strong balance sheet to take advantage of special product offerings and volume discounts from manufacturers and vendors, wherever possible," Mr. Steinberg continued. "With the uncertainty existing in the current marketplace, we are unsure whether these opportunities will continue in future quarters. "

         Mr. Steinberg concluded, "Our growth strategy includes a continued emphasis on higher margin products and services as well as expansion through internal growth and through additional strategic acquisitions. We plan to continue executing this growth strategy and work towards maximizing shareholder value through providing our customers with a full-service, fast and uncomplicated place to meet all of their computer and networking needs."



                                    - more -

MANCHESTER TECHNOLOGIES, INC.

Page 2




Manchester Technologies, Inc. is a single-source solutions provider specializing in hardware and software procurement, custom networking, storage, enterprise and Internet solutions. Manchester engineers provide answers to companies' MIS needs by combining comprehensive analysis, design and integration services with a complete line of competitively priced products and peripherals from the industry's leading vendors. More information about the Company can be obtained by visiting the Company's website located at http://www.e-manchester.com.

Statement Under the Private Securities Litigation Reform Act

This press release includes information that may constitute forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact, including, without limitation, those with respect to Manchester Technologies, Inc.'s objectives, plans and strategies set forth herein and those preceded by or that include the words "believes," "intends," "expects," "will," "plans," "anticipates," or similar expressions, are forward-looking statements. These forward-looking statements speak only as of the date of this press release. Manchester's actual results may differ materially from the results discussed herein as a result of a number of unknown factors, including, without limitation, there being no assurance that Manchester will be successful in its efforts to focus on higher-margin products and services, in identifying suitable acquisition candidates and in integrating acquired companies, or in attracting and retaining highly skilled technical personnel and sales representatives necessary to implement its growth strategies, or that Manchester will not be adversely affected by continued decreases in technology related spending, continued intense competition in the computer industry, continued deterioration in average selling prices, a lack of product availability, deterioration in relationships with major manufacturers, a loss or decline in sales to any of its major customers, or any of the other risks set forth in Manchester's Annual Report on Form 10-K for the year ended July 31, 2001, and those set forth from time to time in Manchester's other filings with the Securities and Exchange Commission. Manchester assumes no obligation to update any of the information referenced in this press release.













                                - Tables Follow-

                 Manchester Technologies, Inc. and Subsidiaries
                   Condensed Consolidated Statements of Income
                    (in thousands, except per share amounts)
                                    Unaudited

                                   Three months ended April 30,  Nine months ended  April 30,
                                         2002        2001         2002         2001
                                         ----        ----         ----         ----
Revenue

       Products                         $61,678     $66,522     $185,837     $214,984

        Services                          3,453       2,076        8,959        5,644
                                          -----       -----        -----        -----
                                         65,131      68,598      194,796      220,628
                                         ------      ------      -------      -------

Cost of revenue
       Products                          53,391      57,151      160,470      188,194
       Services                           2,699       1,682        6,724        3,995
                                          -----       -----        -----        -----

                                         56,090      58,833      167,194      192,189
                                         ------      ------      -------      -------

       Gross profit                       9,041       9,765       27,602       28,439


Selling, general and
    administrative expenses               8,480       8,734       26,269       26,592
                                          -----       -----       ------       ------
       Income from operations               561       1,031        1,333        1,847

Interest income                              40         116          162          407
                                             --         ---          ---          ---

       Income before income taxes           601       1,147        1,495        2,254

Provision for income taxes                  237         482          594          927
                                            ---         ---          ---          ---
Net income                                 $364        $665         $901       $1,327
                                            ===         ===          ===        =====

Net income per share
   Basic                                  $0.05       $0.08        $0.11        $0.16
                                           ====        ====         ====         ====

   Diluted                                $0.05       $0.08        $0.11        $0.16
                                           ====        ====         ====         ====

Weighted average
  shares outstanding

  Basic                                   7,990       8,005        7,990        8,051
                                          =====       =====        =====        =====
  Diluted                                 7,992       8,005        7,991        8,080
                                          =====       =====        =====        =====


                                                - More Tables To Follow -

                 Manchester Technologies, Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets
                     (in thousands except per share amounts)

                                                           April 30, 2002       July 31, 2001
                                                                                 -----------
                                                             (Unaudited)
                                                             ------------
Assets:
  Cash and cash equivalents                                    $ 8,073           $14,493
  Accounts receivable, net                                      32,085            25,135
  Inventory                                                     13,229             7,546
  Deferred income taxes                                            459               459
  Prepaid income taxes                                             401                43
  Prepaid expenses and other current assets                        612               362
                                                                   ---               ---

         Total current assets                                   54,859            48,038

Property and equipment, net                                      6,671             6,300
Goodwill, net                                                    8,311             6,148
Deferred income taxes                                              842               842
Other assets                                                       618               455
                                                                   ---               ---

                                                               $71,301           $61,783
                                                                ======            ======

Liabilities:
  Accounts payable and accrued expenses                        $24,135           $15,259
  Deferred service contract revenue                                533               807
                                                                   ---               ---

         Total current liabilities                              24,668            16,066
Deferred compensation payable                                      162               162
                                                                   ---               ---

         Total liabilities                                      24,830            16,228
                                                                ------            ------

Shareholders' equity:
  Preferred stock, $.01 par value; 5,000
   shares authorized, none issued                                    -                 -

  Common stock, $.01 par value; 25,000 shares
    authorized, 7,990   issued and outstanding                      80                80
  Additional paid-in capital                                    18,942            18,942
  Deferred compensation                                            (23)              (38)
  Retained earnings                                             27,472            26,571
                                                                ------            ------

         Total shareholders' equity                             46,471            45,555
                                                                ------            ------

                                                               $71,301           $61,783
                                                                ======            ======



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